SUB-ITEM 77Q1(a)




                           SHORT-TERM INVESTMENTS CO.
                             ARTICLES SUPPLEMENTARY


          SHORT-TERM INVESTMENTS CO., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held on June 6, 2001, has (a) increased the aggregate number of shares of stock which the Corporation shall have the authority to issue from Three Hundred Eight Billion Nine Hundred Eighty Million (308,980,000,000) to Four Hundred Eight Billion Nine Hundred Eighty Million (408,980,000,000), and (b) classified and designated such newly authorized shares (collectively, the "Shares") as follows: (a) Thirty Billion (30,000,000,000) as Liquid Assets Portfolio -- Cash Management Class; and (b) Seventy Billion (70,000,000,000) as Liquid Assets Portfolio -- Institutional Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as set forth in ARTICLE FIFTH, paragraph (b) of the Charter of the Corporation (the "Charter") and in any other provisions of the Charter relating to the stock of the Corporation generally.

          SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Three Hundred Eight Billion Nine Hundred Eighty Million (308,980,000,000) shares, $.001 par value per share, having an aggregate par value of $308,980,000.00, of which:

          (a) Twenty-two Billion Six Hundred Million (22,600,000,000) shares are classified as Liquid Assets Portfolio-- Cash Management Class,
                 One Hundred Seventeen Billion (117,000,000,000) shares are classified as Liquid Assets Portfolio-- Institutional Class, Three Billion Three Hundred Million (3,300,000,000) shares are classified as Liquid Assets Portfolio-- Personal Investment Class,
                 Eight Billion Three Hundred Million (8,300,000,000) shares are classified as Liquid Assets Portfolio-- Private Investment Class,
                 Three Billion Three Hundred Million (3,300,000,000) shares are classified as Liquid Assets Portfolio-- Reserve Class,
                 Eight Billion Nine Hundred Sixty Million (8,960,000,000) shares are classified as Liquid Assets Portfolio-- Resource Class, and -
                 Five Billion (5,000,000,000) shares are classified as Liquid Assets Portfolio--Sweep Class;

          (b) Nineteen Billion Six Hundred Million (19,600,000,000) shares are classified as Prime Portfolio -- Cash Management Class, Seventy-six Billion (76,000,000,000) shares are classified as Prime Portfolio --Institutional Class,
                 Three Billion Three Hundred Million (3,300,000,000) shares are classified as

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                 Prime Portfolio-- Personal Investment Class,
                 Eight Billion Three Hundred Million (8,300,000,000) shares are classified as Prime Portfolio -- Private Investment
                 Class,
                 Three Billion Three Hundred Million (3,300,000,000) shares are classified as Prime Portfolio - Reserve Class,
                 Four Billion Six Hundred Twenty Million (4,620,000,000) shares are classified as Prime Portfolio -- Resource Class, and
                 Five Billion (5,000,000,000) shares are classified as Prime Portfolio -- Sweep Class; and

         (c) Twenty Billion Four Hundred Million (20,400,000,000) shares are unclassified.

         THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue Four Hundred Eight Billion Nine Hundred Eighty Million (408,980,000,000) shares, $.001 par value per share, having an aggregate par value of $408,980,000.00, of which:

         (a) Fifty-two Billion Six Hundred Million (52,600,000,000) shares are classified as Liquid Assets Portfolio-- Cash Management Class,
                 One Hundred Eighty-seven Billion (187,000,000,000) shares are classified as Liquid Assets Portfolio-- Institutional Class, Three Billion Three Hundred Million (3,300,000,000) shares are classified as Liquid Assets Portfolio -- Personal Investment Class,
                 Eight Billion Three Hundred Million (8,300,000,000) shares are classified as Liquid Assets Portfolio -- Private Investment Class,
                 Three Billion Three Hundred Million (3,300,000,000) shares are classified as Liquid Assets Portfolio -- Reserve Class,
                 Eight Billion Nine Hundred Sixty Million (8,960,000,000) shares are classified as Liquid Assets Portfolio -- Resource Class, and
                 Five Billion (5,000,000,000) shares are classified as Liquid Assets Portfolio --Sweep Class;

         (b) Nineteen Billion Six Hundred Million (19,600,000,000) shares are classified as Prime Portfolio-- Cash Management Class, Seventy-six Billion (76,000,000,000) shares are classified as Prime Portfolio--Institutional Class,
                 Three Billion Three Hundred Million (3,300,000,000) shares are classified as Prime Portfolio -- Personal Investment Class,
                 Eight Billion Three Hundred Million (8,300,000,000) shares are classified as Prime Portfolio -- Private Investment Class, Three Billion Three Hundred Million (3,300,000,000) shares are classified as Prime Portfolio - Reserve Class,
                 Four Billion Six Hundred Twenty Million (4,620,000,000) shares are classified as Prime Portfolio -- Resource Class, and
                 Five Billion (5,000,000,000) shares are classified as Prime Portfolio -- Sweep Class; and

         (c) Twenty Billion Four Hundred Million (20,400,000,000) shares are unclassified.

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         FOURTH: The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

         FIFTH: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to the filing of these Articles Supplementary was increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         SIXTH:     The Shares were classified by the Board of Directors of the
Corporation under authority granted to it in ARTICLE FIFTH, paragraph (a) of the Chatter.

         The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on June 29, 2001.


                                        SHORT-TERM INVESTMENTS CO.
Witness:



 /s/ Kathleen J. Pflueger                By:  /s/ Melville B. Cox
-----------------------------            -------------------------------
Assistant Secretary                          Vice President
Kathleen J. Pflueger                         Melville B. Cox



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